U5S
                                                                   EXHIBIT B.19
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            ALLIANT INDUSTRIES, INC.

         The undersigned authorized officer of Alliant Industries, Inc., a Wisconsin corporation (the "Corporation") incorporated under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, hereby certifies in accordance with all applicable provisions of the Wisconsin Business Corporation Law as described below:

1. The Name of the Corporation prior to any change effected by these Articles of Amendment is Alliant Industries, Inc.

2. Article 1 of such Corporation's Amended Articles of Incorporation is amended and restated in its entirety to read as follows:

     "Article 1. The name of the Corporation is Alliant Energy Resources, Inc."

3. The Amendment was adopted by the Board of Directors and Shareholders as of November 18, 1998 in accordance with Chapter 180.1003.

     IN WITNESS WHEREOF, the undersigned has executed and subscribed these Articles of Amendment on behalf of the Corporation and does affirm the foregoing as true as of the 18th day of November, 1998.


                               ALLIANT INDUSTRIES, INC.
                               (TO BE KNOWN AS ALLIANT ENERGY RESOURCES, INC.)

                               By:  /s/ James E. Hoffman
                                         James E. Hoffman, President

         This instrument was drafted by and should be returned to Attorney Steven R. Suleski, Alliant Services Company, Post Office Box 192, Madison, Wisconsin 53701-0192.